EXHIBIT 10.4


                                    AGREEMENT


         This Agreement is made and entered into as of November 19th, 2001 by and between Warwick Community Bancorp, Inc., a business corporation organized and existing under the laws of the State of Delaware and whose principal office is located at 18 Oakland Avenue, Warwick, New York 10990 (hereinafter the "Company") and Timothy A. Dempsey, residing at 36 Waterbury Road, Warwick, New York 10990 (hereinafter the "Executive").

                                   WITNESSETH:

         Whereas, the Executive and the Company have entered into a certain employment agreement dated December 23, 1997 as modified by a certain First Amendment to Employment Agreement dated December 15, 1998 (collectively referred to as the "Employment Agreement"), and

         Whereas, the Employment Agreement entitled the Executive to certain severance benefits in the event the Executive's employment with the Company or The Warwick Savings Bank (hereinafter the "Bank") was terminated for any reason other than cause, and

         Whereas the Executive's employment with the Company was terminated on July 26, 2001 and with the Bank on July 27, 2001, and

         Whereas the Executive's receipt of the benefits described in Section 9(b)(iii), (iv), (v) and (vi) of the agreement have been conditioned upon the Executive's resignation from any and all positions he holds as an officer, director or committee member with respect to the Company, the Bank or any subsidiary or affiliate of either the Company or the Bank, and

         Whereas, the Company has elected to require the surrender of options issued to the Executive under the Company's Stock Option Plan (hereinafter the "SOP") pursuant to Section 9(b)(vii) of the Employment Agreement, and

         Whereas, the Company has elected to require the surrender of shares awarded to the Executive under the Company's Recognition and Retention Program pursuant to Section 9(b)(viii) of the Employment Agreement, and

         Whereas, the parties hereto are in disagreement with respect to the Company's ability to condition the receipt of severance benefits upon the Executive's resignation from all positions he holds as an officer, director or committee member with the Company, and

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         Whereas, the parties hereto are also in disagreement with respect to the exclusion and computation of certain benefits to which the Executive is entitled to under the Employment Agreement, and

         Whereas, the parties hereto desire to resolve any ambiguity with respect to the Executive's entitlement to severance benefits under the Employment Agreement, the Executive is willing to resign all positions the Executive holds as an officer, director or committee member with respect to the Company, the Bank or any subsidiary or affiliate of either the Company or the Bank and the parties are willing to settle their dispute with respect to provisions of the Employment Agreement upon the terms and conditions hereinafter set forth;

         Now therefore, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company, the Bank and the Executive hereby agree as follows:

         SECTION 1. EXECUTIVE'S RESIGNATION.

         The Executive shall and hereby does immediately and irrevocably tender his resignation from any and all positions he holds as an officer, director, committee member and any and all other positions held with respect to the Company, the Bank or any subsidiary or affiliate of either the Company or the Bank including but not limited to the following positions:

         1. Member of the Board of Directors of Warwick Community Bancorp, Inc.
         2. Member of the Board of Directors of The Warwick Savings Bank
         3. Member of the Board of Directors of the Towne Center Bank
         4. Member of the Board of Directors of The Warwick Saving's Foundation
         5. President of The Warwick Saving's Foundation
         6. Trustee of The Warwick Savings Bank 401k Plan

         SECTION 2. EXECUTIVE'S TERMINATION AS EMPLOYEE.

         The Executive's termination as an employee of the Company and the Bank (and any of their affiliates) is effective as of July 27, 2001.

         SECTION 3. EXECUTIVE'S RESIGNATION AS MEMBER OF THE BOARD OF DIRECTORS.

         The Executive's resignation from all other positions held as an officer, board member or committee member, including his positions as a Member of the Board of Directors of the Company and the Bank (and any of their affiliates) shall be effective as of the date of this agreement.

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         SECTION 4. PAYMENT OF SEVERANCE BENEFITS.

         Within 30 days of the date of this agreement Executive shall receive and or shall be paid the following severance benefits:
         a. Monthly benefits under the Bank's Pension Plan in the amount of $7,655.82.
         b. Monthly benefits under the Bank's Benefit Restoration Plan in the amount of $2,932.54 .
         c. The additional lump sum payment the Executive is entitled to having attained the age of normal retirement pursuant to the Benefit Restoration Plan. The amount will be computed and paid to the Executive on or before February 1, 2002 and is estimated to be approximately $95,000.00.
         d. The lump sum payment due pursuant to Section 9(b)(iv) of the Employment Agreement in the amount of $146,493.31 within 30 days of the date of this agreement.
         e. The lump sum payment due pursuant to Section 9(b) (v) of the Employment Agreement in the amount of $ 98,142.55 within 30 days of the date of this agreement.
         f. The lump sum payments due pursuant to Section 9(b)(vi) of the Employment Agreement in the combined amount of $15,421.06 within 30 days of the date of this agreement.
         g. The lump sum payment due pursuant to Section 9(b)(vii) of the Employment Agreement in the amount of $45,000.00 within 30 days of the date of this agreement.
         h. The sum of $4,000.00 representing the Executive's attorney's fees incurred in connection with the negotiation of this agreement.
         i. The Executive shall offer and the Company shall pay the sum of $2,500.00 upon redemption of all of the Executive's shares of stock in the Towne Center Bank. The Executive shall tender all Towne Center Bank shares of stock in his possession to the bank within 30 days.
         j. There are no earned but unpaid director's fees as of the date of this agreement.
         k. The Executive's retainer in connection with his service as a board member of the Company shall be pro-rated as of the dated of resignation (i.e. the date of this agreement). The sum of $2,900.00 shall be paid to the Executive within 30 days of the date of this agreement
         l. Pursuant to the Company's Employee Stock Option Plan, the Executive shall be entitled to an allocation for the year 2001 as a retiree under the plan documents which shall be distributed by March 31, 2002.

         SECTION 5. SURRENDER OF STOCK OPTIONS AND RESTRICTED STOCK.

         a. The Executive shall surrender all 100,000 stock options awarded to the Executive under the Company's Stock Option Plan by simultaneously executing the Surrender/Cancellation Agreement attached hereto as Exhibit A.

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         b. The Company shall, no earlier than January 1, 2002 and no later than
            February 1, 2002, pay to the Executive the sum of $54,500.00 representing the lump sum payment required under Section 9(b) (viii) of the Employment Agreement.
         c. The Executive shall surrender the 25,370 remaining unvested shares awarded under the Company's Recognition and Retention Plan by simultaneously executing the Surrender/Cancellation Agreement attached hereto as Exhibit B.
         d. The Company shall, no earlier than January 1, 2002 and no later than February 1, 2002 pay to the Executive the sum of $445,116.65 representing the lump sum payment required under Section 9(b)(ix) of the Employment Agreement.

         SECTION 6. EMPLOYEE BENEFITS.

                  The Executive shall receive the benefits to which Company or Bank employees are entitled to as a former employee of the Company and the Bank including health, hospitalization, medical and dental insurance benefits but excluding life insurance (collectively referred to as the "Insurance Benefits") pursuant to Section 9(b)(iii) of the Employment Agreement. The Company and the Bank reserve the right to modify the terms of coverage for any of the Company's and the Bank's Insurance Benefits maintained for the Company's and/or the Bank's employees at any time in the future. In no event shall the Executive be entitled to Insurance Benefits in excess of those available to the Company's or the Bank's employees in the future.

                  Notwithstanding anything herein to the contrary, the Executive shall continue to receive life insurance coverage equivalent to the coverage to which he is entitled to as a former employee of the Company and the Bank as of July 27, 2001.

         SECTION 7. INDEMNIFICATION AND INSURANCE.

                  The provisions of Section 6 of the Employment Agreement shall survive the execution of this agreement and are incorporated herein by reference. However, for the purposes of this Section 7, the Employment Period, as that phrase is defined in the Employment Agreement, shall be deemed to end on the date of this agreement.

         SECTION 8. GENERAL RELEASES.

                  This agreement is intended to settle any and all outstanding issues, claims, liabilities, obligations, and/or defenses between the parties and upon execution of the agreement, the Executive, the Company and the Bank shall simultaneously execute general releases in the form attached hereto as Exhibit C and D respectively.

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         SECTION 9. COVENANT NOT TO COMPETE.

                  Intentionally Deleted.

         SECTION 10. CONFIDENTIALITY.

                  Unless he obtains the prior written consent of the Company, the Executive shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Company or any entity which is a subsidiary of the company or of which the Company is a subsidiary, any material document or information obtained from the Company or from its parent or subsidiaries, in the course of his employment or in his capacity as a member of the board of directors with any of them concerning their properties, operation or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own). Nothing in this section shall prevent the Executive, with or without the Company's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

         SECTION 11. SUCCESSORS AND ASSIGNS.

                  This agreement will inure to the benefit of and be binding upon the Executive, his legal representatives and testate or intestate distributees, and the Company and the Bank and their respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred.

         SECTION 12. NOTICES.

                  Any communication required or permitted to be given under this agreement shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five days after mailing if mailed, postage prepaid by registered or certified mail, return receipt requested addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

         If to the Executive:

                  Timothy A. Dempsey
                  36 Waterbury Road
                  Warwick, New York 10990

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         With a copy to:

                  Alfred F. Feliu, Esq.
                  Vandenberg, Feliu & Peters, LLP
                  110 East 42nd Street, Suite 1502
                  New York, New York 10017

         If to the Company or the Bank

                  Fred G. Kowal, Chairman of the Board
                  The Warwick Savings Bank
                  18 Oakland Avenue
                  Warwick, New York 10990

         With a copy to:

                  Robert E. Krahulik, Esq.
                  Bonacic, Blustein & Krahulik, LLP
                  2 Bank Street
                  Warwick, New York 10990

         SECTION 14. ENTIRE AGREEMENT.

                  This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes, in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modification of this agreement shall be valid unless made in writing and signed by the parties hereto.

         SECTION 15. TAX INDEMNIFICATION.

                  The provisions of Section 12 of the Employment Agreement shall survive the execution of this agreement and are incorporated herein by reference.

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         SECTION 15. GOVERNING LAW.

                  Except to the extent preempted by federal law, this agreement shall be governed by the laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York.


                                        --------------------------------
                                        Timothy A. Dempsey

                                        Warwick Community Bancorp, Inc.


                                        By:
                                           -----------------------------
                                           Fred G. Kowal
                                           Chairman of the Board


                                        The Warwick Savings Bank


                                        By:
                                           -----------------------------
                                           Fred G. Kowal
                                           Chairman of the Board

State of New York:
                   :ss.
County of Orange:


On the _19th__ day of November in the year 2001, before me, the undersigned, a Notary Public in and for said State, personally appeared Timothy A. Dempsey personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                        -------------------------------
                                        Notary Public

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State of New York:
                   :ss.
County of Orange:


On the 19th___ day of November in the year 2001, before me, the undersigned, a Notary Public in and for said State, personally appeared Fred G. Kowal personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                        -------------------------------
                                        Notary Public